AMENDMENT TO INVESTMENT AGREEMENT

     This Amendment (this "Amendment"), dated as of October 30, 2003, to the Investment Agreement, dated as of July 29, 2003, is made by and among High River Limited Partnership, a Delaware limited partnership ("Purchaser"), Philip Services Corporation, a Delaware corporation (the "Company"), and certain Subsidiaries of the Company (as defined therein). Reference is also made to that certain letter, dated as of August 25, 2003, from the Purchaser to the Company (the "Go Hard Letter") relating to the Investment Agreement. Unless otherwise indicated, all capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided to such terms in the Investment Agreement.


                                    RECITALS


     WHEREAS, in connection with the U.S. Bankruptcy Case and in accordance with orders by the U.S. Bankruptcy Court relevant thereto, an auction for the sale of assets and/or reorganization of the Company was held on the days of September 3, 2003 and September 4, 2003 (the "Auction").


     WHEREAS, as a result of the Auction, the Parties agreed to certain changes to the Investment Agreement.


     WHEREAS, Purchaser previously delivered to the Company a schedule of assets that Purchaser desires to designate as Excluded Assets pursuant to Section 5.1(k) of the Investment Agreement, which schedule was delivered as Schedule 1 to the Go Hard Letter.


     WHEREAS, the Disclosure Schedules required to be delivered by the Company pursuant to the Investment Agreement were not completed by the date(s) specified in the Investment Agreement, and the Company has delivered to Purchaser, as of the date hereof, a revised set of such Disclosure Schedules.


     WHEREAS, pursuant to Section 7.7 of the Investment Agreement, the Parties may amend the Investment Agreement.


     WHEREAS,   the  Parties  desire  to  amend  the  Investment   Agreement  to
memorialize developments that occurred at the Auction and to reflect certain other changes that the Parties deem necessary or desirable.

     NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements set forth in this Amendment and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. Investment.

     a. Section 1.1 of the Investment Agreement is hereby amended and restated such that it reads in its entirety as follows:

     "Section 1.1 Investment. Subject to the participation rights of the Qualified PIK/Term Creditors as contemplated by the Terms of Restructuring attached hereto as Exhibit A (such terms and such description are collectively referred to herein as the "Restructuring"), on the terms and subject to the conditions hereinafter set forth, at the Closing (a) Reorganized PSC will issue and sell to Purchaser, and Purchaser will purchase from Reorganized PSC, shares of Common Stock representing 20% of the issued and outstanding shares of Common Stock (exclusive of shares of Common Stock, if any, issued or issuable pursuant to the Reorganized PSC Management Incentive Plan) (the "Purchase Shares") in consideration of $20,000,000 (the "Purchase Shares Purchase Price"), and (b) Purchaser will make available to Reorganized PSC the $150,000,000 exit loan as further described in Exhibit A-1 (the "Exit Loan Facility") (such purchase of the Purchase Shares and the making of the Exit Loan Facility to be referred to herein, collectively, as the "Investment"). The Qualified PIK/Term Creditors, including Purchaser and its Affiliates in their capacity as PIK/Term Creditors, that elect to participate in the Investment shall be referred to herein as the "Investors"."

     b. Exhibit A to the Investment Agreement is hereby amended and restated such that it reads in its entirety as attached hereto as Exhibit A.

     c. The first sentence of Exhibit A-1 to the Investment Agreement is hereby amended and restated such that it reads in its entirety as follows:

     "The Exit Loan Facility will be in the principal amount of $150 million and be secured by all the assets of Reorganized PSC and its Subsidiaries."

     d. For the sake of clarity, any references in the Investment Agreement to the Purchase Shares, the Purchase Shares Purchase Price, the Exit Loan Facility and/or the Investment, and any accompanying references or cross-references thereto, are hereby amended and restated to reflect the amendments to the Investment Agreement contained in Sections 1(a)-(c) of this Amendment, and to reflect the fact that, as amended (and subject to the terms and conditions of the Investment Agreement, including but not limited to the participation rights of the Qualified PIK/Term Creditors): (i) the Exit Loan Facility shall be in the amount of $150,000,000; and (ii) Purchaser shall invest $20,000,000 in Reorganized PSC in exchange for 20% of the issued and outstanding shares of Common Stock of Reorganized PSC (exclusive of shares of Common Stock, if any, issued or issuable pursuant to the Reorganized PSC Management Incentive Plan).

     2. Environmental and Other Excluded Asset Matters.

     a. New Section 4.19 is hereby added to the Investment Agreement, which Section shall read in its entirety as follows:

     "Section 4.19 Environmental Excluded Assets. The Company shall, and shall cause its Subsidiaries to, and its Subsidiaries shall, use their reasonable best efforts to exclude the Environmental Excluded Assets, by way of abandonment, lease rejection, sale, and/or otherwise through the equivalent of claims bar/discharge; provided, however, that neither the Company nor its Subsidiaries shall be required to exclude those Environmental Excluded Assets that, after consultation with Purchaser, Purchaser determines in its sole discretion need not be excluded from the assets of Reorganized PSC and its Subsidiaries.

     b. Section 5.1(k) of the Investment Agreement is hereby amended and restated such that it reads in its entirety as follows:

     "(k) If the Company, together with its Subsidiaries, shall not have discharged at least $30,000,000 of liability associated with the U.S. facilities listed in the Environmental Excluded Asset Schedule, through abandonment, lease rejection, sale, and/or otherwise through the equivalent of claims bar/discharge pursuant to Section 4.19 hereof, Purchaser shall have the right to terminate this Agreement. For the sake of clarity and for the purposes of this Section 5.1(k), the amount of liability discharged by the Company, together with its Subsidiaries, shall be determined and calculated by reference to the column of the TRC Report (as defined in the Go Hard Letter) titled TRC Liability Cost Estimate - Most Likely Case."

     c. The following definition of "Environmental Excluded Assets" is hereby added to Section 8.1 of the Investment Agreement in its proper alphabetical order:

     "Environmental Excluded Assets" shall mean the assets listed in the Environmental Excluded Asset Schedule.

     d. The definition of "Excluded Asset Schedule" in Section 8.1 of the Investment Agreement is hereby deleted and replaced with the following definition of "Environmental Excluded Asset Schedule" in its proper alphabetical order:

     "Environmental Excluded Asset Schedule" shall mean the Schedule, which was originally delivered as Schedule 1 to the Go Hard Letter, as subsequently amended and delivered by Purchaser to the Company by separate letter on or before the date hereof.

     e. The definition of "Excluded Assets" in Section 8.1 of the Investment Agreement is hereby amended and restated such that it reads in its entirety as follows:

     "Excluded Assets" shall mean the capital stock and assets of the Excluded Subsidiaries and any other assets, if any, as may be designated from time to time by Purchaser to be excluded from the assets of Reorganized PSC and its Subsidiaries as contemplated by the Restructuring, including but not limited to any properties being sold to third parties pursuant to existing purchase and sale agreements as noted on Schedule 2.4 and (subject to the provisions of Section 4.19 hereof) the Environmental Excluded Assets. Notwithstanding anything to the contrary in the foregoing, the proceeds of the sale or any other disposition of any Excluded Assets shall be applied to fund distributions under the Bankruptcy Plan and thereafter shall inure to the benefit of Reorganized PSC.

     f. The definition of "Environmental Liability Schedule" in Section 8.1 of the Investment Agreement is hereby deleted.

     g. Purchaser hereby declares Schedule 2 to the Go Hard Letter void and of no further force and effect.

     3. Tax matters. Purchaser hereby confirms that, for purposes of Sections 5.1(l) and 6.3(c)(vi) of the Investment Agreement, regulation section 1.1502-28T, promulgated by the Department of the Treasury on or about August 29, 2003, shall not constitute a Material Adverse Effect.

     4. Canadian Benefit Plans.

     a. Section 2.15(l)(ii)(C) of the Investment Agreement is hereby amended and restated such that it reads in its entirety as follows: "all insurance contracts and policies;".

     b. Section 2.15(l)(xi) of the Investment Agreement is hereby amended to change the reference therein to Schedule 2.15(l)(x) to Schedule 2.15(l)(xi).

     5. Closing Date.


     a. Section 6.3(c)(ii) of the Investment Agreement is hereby amended by changing the reference to November 3, 2003 therein to December 3, 2003, and the corresponding reference to November 3, 2003 in Exhibit B-1 is hereby changed to December 3, 2003.

     b. The definition of "Outside Closing Date" in Section 8.1 of the Investment Agreement is hereby amended by changing the reference to November 15, 2003 therein to December 15, 2003, and the corresponding reference to November 15, 2003 in Exhibit B-1 is hereby changed to December 15, 2003.

     c. Nothing herein shall be deemed to extend the Determination Date, which occurred on September 5, 2003, or extend or renew any other deadline listed in Exhibit B-1.

     6. General.

     a.  Purchaser  hereby  confirms  that it has  waived  its right to  require
Subsidiaries that do not have gross assets with a fair market value or book value in excess of $50,000 to execute the Investment Agreement, and hereby agrees that failure of the Company to do so will not constitute a breach of the Company's representation and warranty set forth in Section 2.22.

     b. Purchaser hereby confirms that, notwithstanding anything to the contrary contained in the Investment Agreement, the representations and warranties of the Company and the Subsidiaries and the related information contained in the Disclosure Schedule, as they relate to "Immaterial Foreign Subsidiaries" (as hereinafter defined) are limited to the actual knowledge of the Company and its Subsidiaries, without further investigation. The Company and its Subsidiaries hereby represent and warrant that nothing has come to their attention to cause them to believe that any occurrence, event, act or omission involving or in respect of an Immaterial Foreign Subsidiary could reasonably be expected to have a Material Adverse Effect. For purposes hereof, the term "Immaterial Foreign Subsidiary" means a Subsidiary that (i) is organized in a jurisdiction other than the United States or Canada; (ii) does not have gross assets with a fair market value or book value in excess of $50,000 and (iii) has not accrued any revenue in the last three (3) years.

     c. New Section 4.20 is hereby added to the Investment Agreement, which Section shall read in its entirety as follows:

     "Section  4.20.  Reference  is made to the U.S.  Plan  filed  with the U.S.
Bankruptcy Court on September 19, 2003 (as amended by the First Amended and Restated Plan on October 10, 2003, the Second Amended and Restated Plan on October 24, 2003, and as may be further amended from time to time in accordance with this provision, the "Original Plan"). Notwithstanding anything herein to the contrary, the Company shall, and shall cause its Subsidiaries to, and its
Subsidiaries shall, not file or allow to be filed any amendments or modifications to the Original Plan without first obtaining Purchaser's written approval, such approval to be within Purchaser's sole discretion."

     d. The following  definition of "Original  Plan" is hereby added to Section
8.1 of the Investment Agreement in its proper alphabetical order:

     "Original  Plan"  shall have the  meaning  ascribed to such term in Section
4.20 of this Agreement.

     e. On or before the date hereof, the Company has delivered to Purchaser by separate letter a complete set of revised Disclosure Schedules. The Parties agree and acknowledge that such Disclosure Schedules shall be deemed to have been delivered as of July 29, 2003, shall be deemed to be the "Disclosure Schedule" referenced in the introductory paragraph to Article II of the Investment Agreement, and shall be deemed to satisfy the delivery requirements of the fourth paragraph of the Go Hard Letter. Nothing herein shall be deemed to be an acceptance, agreement or acknowledgment by Purchaser that such Disclosure Schedules (i) are complete, correct or accurate, or (ii) do not contain any errors or omissions, whether material or otherwise.

     f. Purchaser hereby confirms that, notwithstanding anything to the contrary contained in the Investment Agreement, (i) the Canadian Assets shall not include any Excluded Assets and (ii) the Canadian Subsidiaries shall comply with the covenant contained in Section 4.8(a) of the Investment Agreement unless such compliance would, in the reasonable judgment of Purchaser, result in a violation of, or be impossible under, applicable law as interpreted through common law principles.

     g. This Amendment and the legal relations among the Parties shall be governed by and construed in accordance with the rules and substantive Laws of the State of New York, without regard to conflicts of law provisions thereof.

     h. Except as specifically amended by this Amendment, the Investment Agreement and the Go Hard Letter shall remain in full force and effect. The Investment Agreement, as amended and modified by this Amendment and the Go Hard Letter, embody the entire agreement and understanding of the parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements and understandings, oral or written, relative to said subject matter. i. No waiver by any Party of any term or condition of the Investment Agreement, including without limitation by way of this Amendment, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of the Investment Agreement on any future occasion.

     j. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. Any counterpart may be executed by facsimile signature and such facsimile signature shall be deemed an original.

     k. Titles and headings to Sections herein are inserted for convenience of reference only, and are not intended to be a part of or to affect the meaning or interpretation of this Amendment.

     l. Notwithstanding anything contained herein, this Amendment shall not become effective until the date it is approved by the U.S. Bankruptcy Court.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

                              HIGH RIVER LIMITED PARTNERSHIP
                              By: Barberry  corp., its General Partner



                              By:
                              Name: Edward E. Mattner
                              Title: Authorized Signatory



                             PHILIP SERVICES CORPORATION, a Delaware
                                corporation, debtor-in-possession

                             By:
                                      Michael W. Ramirez,
                                      Senior Vice President and CFO

                             PSC METALS, INC.,
                             an Ohio corporation, debtor-in-possession

                             By:
                                      Michael W. Ramirez
                                      Vice President and Treasurer
                                      Of each of the foregoing companies


                             CAPPCO TUBULAR PRODUCTS USA, INC., a Georgia corporation, debtor-in-possession

                             By:
                                     Michael W. Ramirez
                                     Vice President

                             21st CENTURY ENVIRONMENTAL MANAGEMENT, INC. OF NEVADA, a Nevada corporation, debtor-in-possession 21st CENTURY ENVIRONMENTAL MANAGEMENT, INC.OF RHODE ISLAND, a Rhode Island corporation, debtor-in-possession
                             ALLWASTE TANK CLEANING, INC., a Georgia
                             corporation,
                             debtor-in-possession
                             ALLWORTH, INC., an Alabama corporation,
                             debtor-in-possession
                             BURLINGTON ENVIRONMENTAL INC., a Washington corporation, debtor-in-possession
                             CHEMICAL RECLAMATION SERVICES, INC., a Texas corporation, debtor-in-possession
                             CHEMICAL POLLUTION CONTROL, INC. OF FLORIDA - A 21st CENTURY ENVIRONMENTAL MANAGEMENT COMPANY, a Florida corporation, debtor-in-possession
                             CHEMICAL POLLUTION CONTROL, INC. OF NEW YORK - A 21st CENTURY ENVIRONMENTAL MANAGEMENT COMPANY, a New York corporation, debtor-in-possession
                             COUSINS WASTE CONTROL CORPORATION, an Ohio corporation, debtor-in-possession
                             CYANOKEM INC., an Ohio corporation,
                             debtor-in-possession
                             LUNTZ ACQUISITION (DELAWARE) CORPORATION, a
                             Michigan  corporation, debtor-in-possession

                             NORTHLAND ENVIRONMENTAL, INC., a Delaware corporation, debtor-in-possession
                             NORTRU, INC., a Michigan corporation,
                             debtor-in-possession
                             PHILIP ENVIRONMENTAL SERVICES CORPORATION, a
                             Missouri corporation, debtor-in-possession
                             PHILIP TRANSPORTATION AND REMEDIATION, INC., a California corporation, debtor-in-possession
                             PHILIP RECLAMATION SERVICES, HOUSTON, INC., a Texas corporation, debtor-in-possession
                             PSC ENVIRONMENTAL SERVICES, INC., a Delaware corporation, debtor-in-possession
                             PSC INDUSTRIAL OUTSOURCING, INC., a Delaware corporation, debtor-in-possession
                             PSC INDUSTRIAL SERVICES, INC., a Delaware corporation, debtor-in-possession
                             REPUBLIC ENVIRONMENTAL SYSTEMS (PENNSYLVANIA), INC., a Pennsylvania corporation, debtor-in-possession
                             REPUBLIC ENVIRONMENTAL SYSTEMS
                             (TRANSPORTATION GROUP), INC., a Pennsylvania corporation, debtor-in-possession
                             RESOURCE RECOVERY CORPORATION, a Washington corporation, debtor-in-possession
                             RHO-CHEM CORPORATION, a California corporation, debtor-in-possession
                             SOLVENT RECOVERY CORPORATION, a Missouri corporation, debtor-in-possession

                             THERMALKEM, INC., a Delaware corporation,
                             debtor-in-possession
                             By:
                                   Brian J. Recatto
                                   President of each of the foregoing companies

                             ACE/ALLWASTE ENVIRONMENTAL SERVICES OF INDIANA, INC., an Illinois corporation, debtor-in-possession INTERNATIONAL CATALYST, INC., a Nevada corporation, debtor-in-possession
                             JESCO INDUSTRIAL SERVICE, INC., a Kentucky corporation, debtor-in-possession
                             PHILIP SERVICES/NORTH CENTRAL, INC., an Iowa corporation, debtor-in-possession
                             PSC RECOVERY SYSTEMS, INC., a Georgia corporation, debtor-in-possession
                             RMF GLOBAL, INC., an Ohio corporation,
                             debtor-in-possession

                             By:
                                   Michael S. Taff
                                   Vice President
                                   of each of the foregoing companies

                             PHILIP SERVICES INC., an Ontario corporation

                             By:
                             Name:
                             Title:

                             PHILIP ANALYTICAL SERVICES INC., an Ontario corporation

                             By:
                             Name:
                             Title:

                             ALLIES STAFFING LTD., an Ontario corporation

                             By:
                             Name:
                             Title:

                             PHILIP INTERNATIONAL DEVELOPMENT INC., a Barbados corporation

                             By:
                             Name:
                             Title:

                                    EXHIBIT A

                             TERMS OF RESTRUCTURING



     The Restructuring, which shall be in form and substance reasonably satisfactory to the Purchaser, in its sole discretion, shall include the following terms:

     1. The Company will continue as Reorganized PSC and unless the Parties otherwise agree or as otherwise provided below, each of the Company's U.S. Subsidiaries will continue as Subsidiaries of Reorganized PSC.

     2. The assets and business of the Company's Canadian Subsidiaries will be reorganized pursuant to the Canadian Restructuring as more fully described in Exhibit G to this Agreement.

     3. Subject to the terms of Sections 4.19 of the Agreement, any and all assets, properties and other assets (whether, real or personal, tangible or intangible) of the Company and any of its Subsidiaries which the Purchaser designates from time to time as Excluded Assets, shall be excluded from the assets of Reorganized PSC and its Subsidiaries, including without limitation by way of abandonment, as further contemplated by Section 4.19 of the Agreement, sale(s) approved by Purchaser in its sole discretion, and/or by way of utilizing one or more plans of reorganization to effect such exclusion, if necessary or desirable in Purchaser's sole discretion, such that, notwithstanding the method(s) employed, upon consummation of the Restructuring contemplated hereby, the excluded assets and any liabilities associated therewith shall be excluded from the assets and liabilities of Reorganized PSC and its Subsidiaries.

     4. As of the Closing, there shall be no capital stock or rights to acquire capital stock outstanding other than the Shares and such awards, if any, that may be granted under the Reorganized PSC Management Incentive Plan.

     5.  The  Company,   its   Subsidiaries   and  Purchaser   intend  that  the
Restructuring,  assuming an  ownership  change of the Company,  qualifies  under
Section 382(l)(5) of the Code.

     6. If the Purchaser, pursuant to Section 4.14 hereof, elects to cause the Canadian Transfer to occur, the Canadian Assets Purchase Price shall be allocated from and funded by a portion of the Investment and distributed, together with any other distributions by the Company and its Subsidiaries under the U.S. Plan, consistent with the table set forth below.

     Subject to confirmation of the Original Plan in form and substance satisfactory to Purchaser in its sole discretion, the following classes of creditors of the U.S. Debtors shall receive the treatment indicated in the Original Plan, including without limitation as follows:




---------------------------------------------------------- -------------------------------------------------------------------
                          CLASS                                                        TREATMENT
---------------------------------------------------------- -------------------------------------------------------------------
---------------------------------------------------------- -------------------------------------------------------------------
Administrative Claims and Priority Tax Claims are not      Administrative and Priority Tax Claims paid in full.  Priority
classified                                                 Tax Claims paid over 6 years from date of assessment.

     Debtors are working-up estimate of cure costs and
     related items
---------------------------------------------------------- -------------------------------------------------------------------
---------------------------------------------------------- -------------------------------------------------------------------
1.  Senior Secured (Agent: Foothill)                       Paid in full on Effective Date, except for $3,000,000 senior
may have separate classes for Tranches A and B             secured 1 yr. term loan, straight-line amortization, with a cash-pay interest rate, and a PIK rate, and Reorganized PSC can prepay with PIK interest discount.
---------------------------------------------------------- -------------------------------------------------------------------
---------------------------------------------------------- -------------------------------------------------------------------
2.  DIP                                                    Paid in full on Effective Date.
---------------------------------------------------------- -------------------------------------------------------------------
---------------------------------------------------------- -------------------------------------------------------------------
3.  PIK/Term                                               As more fully described below, (a) PIK/Term Creditors may elect
    (junior secured)                                       to: (i) receive their pro rata allocation of the PIK/Term Shares;
                                                           (ii) receive a pro-rata allocation of $30,000,000 fully
                                                           subordinated junior secured 7 yr., interest rate equal to
                                                           applicable mid-term federal rate, PIK note(s) (the "PIK Notes")
                                                           or (iii) receive a pro-rata combination of PIK/Term Shares and
                                                           PIK Notes based upon the portion of the PIK/Term Claim elected by the PIK/Term Creditor to be converted into each,  and (b)
                                                           Qualified PIK/Term Creditors shall have the additional right to participate in the Investment.

---------------------------------------------------------- -------------------------------------------------------------------
---------------------------------------------------------- -------------------------------------------------------------------
         PIK/Term Shares                                   The PIK/Term Shares, representing in the aggregate 75% of the outstanding shares of New Common Stock of Reorganized Parent as of the Effective Date (exclusive of shares of New Common Stock that may be issued pursuant to the Management Incentive Plan), shall be allocated pro rata among the PIK/Term Claims which an electing PIK/Tem Creditor designates to participate in the
                                                           PIK/Term Share distribution, based upon the proportion of the principal amount of the PIK/Term Claims designated by each such electing PIK/Term Claimholder to the total principal amounts of the PIK/Term Claims designated by all such electing PIK/Term
                                                           Claimholders.
---------------------------------------------------------- -------------------------------------------------------------------
                                       13


---------------------------------------------------------- -------------------------------------------------------------------
         PIK/Term Note                                     Each PIK/Term Creditor that does not elect to participate in the
                                                           PIK/Term Share distribution shall receive a pro-rata share of PIK
                                                           Notes as set forth below in proportion to the principal amount of the PIK/Term Claims held by each such nonelecting PIK/Term
                                                           Claimholder to the total principal amounts of the PIK/Term Claims held by all PIK/Term Claimholders.

                                                           Any PIK/Term Claims that are not designated to participate in the
                                                           PIK/Term Share distribution by an electing PIK/Term Creditor shall be treated as held by a nonelecting PIK/Term Creditor.

                                                           Transfers of the PIK Notes will be restricted substantially to the same extent that transfers of the PIK Loans (as defined in the Credit Agreement) were restricted under the Credit
                                                           Agreement.  Such restrictions on transfer may include, among other restrictions, prior approval by the applicable agent for the PIK Notes, if any, and requirements as to the financial capacity of eligible transferees. The participation by a
                                                           nonelecting PIK/Term Creditor shall be determined by multiplying
                                                           $30 million by the quotient equal to the Prepetition principal amount of the PIK/Term Claim held by such nonelecting PIK/Term
                                                           Claimholder divided by the total amount of principal due under all PIK/Term Claims, such that if the holders of only 10% of the
                                                           PIK Term Claims elect to receive the PIK Notes, only $3.0 million of such notes will be issued.

---------------------------------------------------------- -------------------------------------------------------------------


                                       14


---------------------------------------------------------- -------------------------------------------------------------------
         PIK/Term Tax Matters                              Notwithstanding the foregoing, if one or more PIK/Term Creditors elects to receive PIK/Term Shares in exchange for PIK/Term Claims that do not constitute "qualified indebtedness" within the meaning of Section 382(l)(5) of the Internal Revenue Code of
                                                           1986, as amended ("Tax Code") as determined by the Company based on its available information ("Elected Nonqualified PIK/Term
                                                           Debt"), and the issuance of the PIK/Term Shares to the PIK/Term
                                                           Creditors would fail to qualify under Section 382(l)(5) of the
                                                           Tax Code taking into account all transactions under the Plan, each such PIK/Term Creditor shall be required to exchange all or a portion of such Elected Nonqualified PIK/Term Debt for a Pro
                                                           Rata share of the PIK Notes in an amount equal to the product of
                                                           (i) the aggregate amount of such Elected Nonqualified PIK/Term
                                                           Debt that must be exchanged for subordinated junior secured PIK note(s) in order for the issuance of  PIK/Term Shares to PIK/Term
                                                           Creditors to qualify under Section 382(l)(5) of the Tax Code as determined by the Company times (ii) the proportion of Elected
                                                           Nonqualified PIK/Term Debt held by each such PIK/Term Creditor bears to the aggregate amount of the Elected Nonqualified
                                                           PIK/Term Debt held by all PIK/Term Creditors.  The Purchaser shall provide such information as to it and its affiliates and assistance to the Company as is necessary to determine the amount of  Elected Nonqualified PIK/Term Debt.
---------------------------------------------------------- -------------------------------------------------------------------


                                       15


---------------------------------------------------------- -------------------------------------------------------------------
         PIK/Term Participation Right                      Prior to the Closing, each Qualified PIK/Term Creditor will have the right to participate in up to its pro-rata share of the
                                                           Investment (which consists of $20 million for the purchase of 20%
                                                           of the outstanding capital stock of the Company and an Exit Loan facility of $150 million).  The maximum participation by a PIK
                                                           Term Creditor shall be determined by dividing the principal amount of the PIK/Term Claim held by such Person by the total amount of principal due under all PIK/Term Claims. A PIK/Term
                                                           Creditor's participation in the Purchase Shares and the Exit Loan must be made in a proportionate basis, such that a person
                                                           acquiring $2 million (or 10%) of the Purchase Shares must
                                                           participate in $15 million (or 10%) of the Exit Loan.

                                                           The Purchaser may require PIK Term Creditors electing to
                                                           participate in the Investment to provide cash collateral, up to their committed amount, to secure their obligation to participate in the Exit Loan.

                                                           Purchaser and its Affiliates that hold PIK/Term Claims will have the right and obligation to purchase any Purchase Shares not purchased by the other PIK/Term Creditors.


---------------------------------------------------------- -------------------------------------------------------------------
---------------------------------------------------------- -------------------------------------------------------------------
         PIK/Term Cash                                     At Closing, Purchaser shall pay to the PIK/Term Creditors the sum of $10.7 million in cash in the aggregate (the "PIK/Term Cash").
                                                           The PIK/Term Cash shall be distributed among all of the PIK/Term
                                                           Creditors (including Purchaser and its affiliates in their capacity as PIK/Term Creditors) pro rata in proportion to the principal amount of the PIK/Term Claims held by each such
                                                           PIK/Term Creditor to the total principal amounts of the PIK/Term
                                                           Claims held by all PIK/Term Creditors.
---------------------------------------------------------- -------------------------------------------------------------------


                                       16


---------------------------------------------------------- -------------------------------------------------------------------
         Alstom Litigation                                 Any and all net proceeds received by Reorganized PSC in
                                                           connection with the lawsuit styled as Alstom Power v. RMF
                                                           Industrial Contracting, Inc., Case No. 03-06327, pending in the
                                                           U.S. District Court for the Western District of Pennsylvania (the
                                                           "Alstom Litigation") shall be promptly distributed to the
                                                           PIK/Term Creditors (including Purchaser and its affiliates in their capacity as PIK/Term Creditors) pro rata in proportion to the principal amount of the PIK/Term Claims held by each such
                                                           PIK/Term Creditor to the total principal amounts of the PIK/Term
                                                           Claims held by all PIK/Term Creditors.

---------------------------------------------------------- -------------------------------------------------------------------
---------------------------------------------------------- -------------------------------------------------------------------
4.  Allowed Parent Unsecured Claims (as described in the   Holders of Subordinated Debt will receive from the Liquidating
Original Plan as Class 8) ("Subordinated Debt")            Trust after fees (including contingency fees) and costs of the
                                                           Liquidating Trust, their pro rata share, based on their total claim amounts together with certain other claims, of certain recoveries made by the Liquidating Trust, as set forth in the
                                                           Original Plan.
---------------------------------------------------------- -------------------------------------------------------------------




                                       17


---------------------------------------------------------- -------------------------------------------------------------------
5.  General Unsecured (Trade) Claims                       Pro rata share of $3,600,000, less any amounts paid on account of a Pro Rata (as defined in the Original Plan) distribution to unsecured creditors of the Canadian Subsidiaries, from Icahn entity's dividend on Senior Secured claim in exchange for general release of Icahn and affiliates.

                                                           In addition to the distributions above, holders of General
                                                           Unsecured (Trade) Claims shall be entitled to receive from the
                                                           Liquidating Trust, after fees (including contingency fees) and costs of the Liquidating Trust, their pro rata share, based on their total claim amounts together with certain other claims, of certain recoveries made by the Liquidating Trust, as set forth in the Original Plan.

                                                           Critical vendor payments totaling $3.8 million will be made on the Effective Date or earlier at the Purchaser's election.  If this Plan shall not be confirmed or become effective, the Debtors and the Official Unsecured Creditors' Committee appointed by the
                                                           Office of the United States Trustee for the Southern District of
                                                           Texas in the U.S. Bankruptcy Case (the "Committee") have agreed to support credit being given vis-a-vis unsecured creditors for such $3.8 million in critical vendor payments in any future settlement or plan, in a manner acceptable to the Committee and the Purchaser.
---------------------------------------------------------- -------------------------------------------------------------------
---------------------------------------------------------- -------------------------------------------------------------------
6.  Convenience Class                                      $200,000 to be shared pro rata among class.
---------------------------------------------------------- -------------------------------------------------------------------
---------------------------------------------------------- -------------------------------------------------------------------
7.  Equity                                                 $ 0
---------------------------------------------------------- -------------------------------------------------------------------


     8. The Purchaser reserves the right, in its sole discretion, with the consent of the Company, which will not be unreasonably withheld or delayed, to amend or otherwise modify the terms and/or structure of the Restructuring as described herein in order to facilitate finalizing and effecting the Bankruptcy Plan and obtaining the Confirmation Orders, provided, however, that any such modification shall not result in a reduction in the amount of Purchaser's committed Investment.



                                       18